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                                                                    Exhibit 10.1



                     AGREEMENT RE IMPLANTABLE PUMP BUSINESS



        This Agreement Re Implantable Pump Business (this "Agreement") is entered into as of this 1st day of September 1998, between MiniMed Inc. a Delaware corporation ("MiniMed"), and Medical Research Group, LLC, a California limited liability company ("MRG").

                                 R E C I T A L S

        MiniMed has developed implantable pump systems used for the infusion of insulin and potentially other drugs in the treatment of diabetes and other conditions (the "Implantable Pump Business"). The parties now desire that MiniMed grant to MRG certain rights with respect to the Implantable Pump Business on the terms set forth in this Agreement.

                                A G R E E M E N T

        1. LICENSE OF TECHNOLOGY. Concurrently with the execution and delivery of this Agreement, MiniMed and MRG are entering into an Implantable Pump License and Distribution Agreement by which MiniMed is licensing to MRG technology relating to the Implantable Pump Business and MRG is granting to MiniMed certain distribution rights with respect to implantable pump systems.

        2.     LEASE OF MACHINERY AND EQUIPMENT.

               2.1. LEASE. MiniMed hereby leases to MRG, and MRG hereby leases from MiniMed and acknowledges delivery and acceptance of, the machinery and equipment related to the Implantable Pump Business more particularly described in Schedule 2.1 attached to this Agreement. (Such machinery and equipment are collectively referred to herein as the "Equipment", and the provisions of Sections 2.1 through 2.11 are referred to herein as the "Equipment Lease.")

               2.2. TERM. The term of the Equipment Lease will commence on the date of this Agreement and continue through December 31, 2008. If the Equipment is not returned to MiniMed upon the expiration of the term of the Equipment Lease, the Lease shall be deemed to have been extended on a month-to-month basis at the rent in effect at the end of the term unless either party has notified the other in writing thirty (30) days prior to the expiration of the term or of any monthly period thereafter of its election to terminate the Equipment Lease.

               2.3. RENT. MRG agrees to pay to MiniMed as rent for the Equipment the amounts set forth in Schedule 2.3. Said rents shall be payable monthly in advance, on or before

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the first day of each calendar month, and rent for any fractional month commencing on the date of this Agreement shall be paid with the rent for the first full calendar month.

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               2.4. PURCHASE OF EQUIPMENT. MiniMed will have the right and option (but not the obligation) to cause MRG to purchase the Equipment exercisable at any time from July 1, 1998 through December 31, 1999. The purchase price of the Equipment shall be the amount set forth in Schedule 2.4(A) for the period in which the purchase is consummated. MiniMed may only exercise its right to cause the Equipment to be purchased by MRG by delivering written notice to MRG of its election to do so. Thereafter the purchase and sale of the Equipment shall be consummated at the principal offices of MiniMed at the time and on the date specified in the notice given by MiniMed, which in no event shall be less than 30, nor more than 90 days, after the delivery of the notice of exercise and in no event shall the time of the consummation of the transaction be other than during normal business hours on a normal business day. The purchase price for the Equipment and the inventory to be purchased pursuant to Section 3.3 shall be paid pursuant to a Secured Promissory Note in the form of Schedule 2.4(B) attached to this Agreement, which provides for interest at the rate of 7% per annum, principal due in a lump sum on or before December 31, 2003, and all accrued interest payable annually in arrears commencing December 31, 1998. MRG shall also deliver to MiniMed concurrently with the Secured Promissory Note its check in the amount of any sales tax payable with respect to the sale of the Equipment to MRG. The Secured Promissory Note will be secured by a security interest in the equipment purchased and all replacements thereof pursuant to a Security Agreement in the form of Schedule 2.4(C) attached to this Agreement. Against delivery of such Secured Promissory Note and Security Agreement, MiniMed will deliver to MRG a bill of sale with respect to the Equipment in the form of Schedule 2.4(D), attached to this Agreement.

               2.5. OBLIGATIONS OF MRG WITH RESPECT TO EQUIPMENT. At all times during the term of the Equipment Lease, MRG shall, at its own cost and expense,
(i) pay all charges and expenses in connection with the operation of the Equipment and keep the Equipment free and clear of all liens, claims and encumbrances of any kind; (ii) comply with all laws, ordinances, regulations, requirements and rules with respect to the use, maintenance and operation of the Equipment and (iii) make all repairs and replacements and perform all maintenance required to maintain the Equipment in good condition, reasonable wear and tear excepted. At all times during the term of the Equipment Lease, MRG shall use the Equipment properly and only for the purpose for which it was manufactured, shall not alter or modify the Equipment in any way that will decrease its value, shall not remove the Equipment from its present location, part with possession or control of the Equipment or sell, pledge, mortgage or otherwise encumber the Equipment.

               2.6. ABSENCE OF WARRANTIES. MRG ACKNOWLEDGES THAT IT HAS INSPECTED THE EQUIPMENT, THAT MINIMED MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE SUITABILITY, DURABILITY, FITNESS FOR USE, MERCHANTABILITY, CONDITION, QUALITY OR OTHERWISE OF THE EQUIPMENT AND THAT MRG IS LEASING THE EQUIPMENT AND, IF MINIMED EXERCISES ITS RIGHT UNDER SECTION 2.4, MRG WILL BE PURCHASING THE EQUIPMENT "AS IS." MINIMED SHALL HAVE NO OBLIGATION TO INSTALL, ERECT, TEST, ADJUST OR

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SERVICE THE EQUIPMENT. NO DEFECT OR UNFITNESS OF THE EQUIPMENT SHALL RELEASE MRG
OF THE OBLIGATION TO PAY RENT OR OF ANY OTHER OBLIGATION UNDER THIS AGREEMENT.

               2.7. LOSS, DAMAGE OR DESTRUCTION. MRG shall bear all risk of loss, damage or destruction of the Equipment during the term of the Equipment Lease. In the event any of the Equipment is damaged beyond repair, the amount of rent payable pursuant to Section 2.3 and the amount of the purchase price referred to in Section 2.4 will remain unchanged.

               2.8. INSURANCE. MRG shall during the term of the Lease keep the Equipment insured against loss or damage by fire, perils commonly covered under the extended coverage endorsement, malicious mischief and sprinkler leakage to the extent of the full replacement cost thereof as such cost may vary from time to time. Unless MiniMed has exercised the right and option to cause MRG to purchase the equipment pursuant to Section 2.4, such insurance shall be carried for the mutual benefit and protection of MiniMed and MRG. MRG will have no obligation pursuant to Section 2.4 to purchase any equipment which is destroyed prior to such purchase. Amounts collected from such insurance for destruction of equipment shall be paid to MiniMed who shall be entitled to the portion thereof equal to MiniMed's book value of the equipment which was destroyed at the time of its destruction, and MiniMed shall pay the balance of the amount collected to MRG. In addition, the principal amount of the Secured Promissory Note referred to in Section 2.4 will be reduced by the amount of such insurance proceeds retained by MiniMed.. Amounts collected for damage to equipment, at the option of MRG, will be used by MiniMed to promptly repair the damage or will be delivered to MRG and MRG will promptly repair the damage, in each case regardless of whether the insurance proceeds are adequate. Any excess insurance proceeds paid for damaged equipment and not needed to repair the damage shall be the property of MRG, and if MiniMed repairs the damage, MiniMed shall promptly pay such excess to MRG after the repairs have been completed. During the term of the Equipment Lease, MRG shall also maintain in force for the joint benefit of MiniMed and MRG property damage and personal liability insurance in customary form in the amount of $1 million for property damage and $1 million for death or personal injury in any one accident and $3 million for all accidents in any one calendar year. MRG shall deliver to MiniMed the policies of insurance or copies thereof or other evidence satisfactory to MiniMed of such coverage. Each insurer under such policies shall agree by endorsement upon the policies issued or by independent instrument to MiniMed that it will give MiniMed 30 days prior written notice of the effective date of any alteration or cancellation of any such policy.

               2.9. PAYMENT OF TAXES. In addition to the rentals provided for in
Section 2.3, MRG shall pay all sales, use, excise, personal property and ad valorem taxes on the Equipment. All such taxes shall be paid not later than 30 days prior to the delinquency date thereof. All personal property taxes payable with respect to the Equipment shall be pro rated between MiniMed and MRG on the basis of the tax fiscal year of the Government authority collecting such taxes.

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               2.10. RETURN AND SURRENDER OF EQUIPMENT. Upon the expiration of the term of the Lease without the Equipment having been purchased by MRG pursuant to Section 2.5, MRG will surrender possession of the Equipment to MiniMed at its current location or, if the Equipment is moved, at such location in Los Angeles County as MiniMed may designate.

               2.11. MINIMED RIGHT TO PAY CLAIMS. In the event MRG shall fail to pay and discharge or cause to be paid and discharged, when due and payable, any tax, assessment, or other charge on, or in connection with, the Equipment, or any lien or claim for labor or material used in, or any claim for damages arising out of, the maintenance, repair, restoration, replacement or use of the Equipment or any judgment, lien or claim, MiniMed may, at its option, pay any such tax, assessment, insurance expense, lien, claim, charge or demand or sever or discharge any action therefor, or judgment thereon. All costs, expenses, reasonable attorneys' fees and other sums so incurred or paid by MiniMed shall be paid by MRG to MiniMed upon demand together with interest thereon at the rate of 7% per annum from the date incurred or paid.

        Section 3.    SALE OF INVENTORY.

               3.1. PURCHASE OF INVENTORY FROM TIME TO TIME. MiniMed will sell to MRG from time to time as needed during the period from the date of this Agreement through December 31, 2008 all components for MiniMed's current models of the implantable pump system which MiniMed presently has in inventory. Such purchases will be at the prices set forth in Schedule 3.1 attached to this Agreement and will be payable within 30 days after such components are transferred from the stockroom or warehouse facilities where they are stored. At the end of each fiscal month of MiniMed, MiniMed will invoice MRG for inventory components actually transferred during any such month, and payment therefor shall be due within 30 days after the issuance of the invoice.

               3.2. MANAGEMENT OF INVENTORY. Within 30 days after the date of this Agreement, MiniMed will establish in its stockroom/warehouse facilities space dedicated to the implantable pump system inventory. When such space has been established, MiniMed will notify MRG, and thereafter MRG will manage the physical inventory and will bear the entire risk of loss thereof. MiniMed will also provide MRG with access to certain joint use common areas, including receiving inspection. MRG will insure the inventory against loss or damage by fire, perils commonly covered by the extended coverage endorsement, malicious mischief and sprinkler damage to the extent of the full replacement cost thereof and will carry such insurance for the mutual benefit and protection of MiniMed and MRG. MRG shall deliver to MiniMed the policies of insurance or copies thereof or other evidence satisfactory to MiniMed of such coverage. Each insurer under such policies shall agree by endorsement on the policies issued or by independent instrument to MiniMed that it will give MiniMed 30 days prior written notice of the effective date of any alternation or cancellation of any such policy. The obligations of the parties under this paragraph shall terminate upon termination or expiration of the term of the Lease entered into pursuant to
Section 5, except that MRG's obligations with respect to insurance shall terminate as such earlier date as MiniMed exercises its option to

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cause MRG to purchase the Equipment pursuant to Section 2.4 and the inventory pursuant to Section 3.3.

               MiniMed will provide MRG with such assistance as MRG may reasonably request in establishing an inventory tracking system. The parties acknowledge their understanding and agreement that any such system will be established in a manner which maintains the independent integrity of MiniMed's information systems and does not afford MRG personnel access to those systems. All direct out-of-pocket costs and expenses and a proportional portion of personnel costs and expenses incurred by MiniMed in connection with assisting MRG to establish the inventory tracking system will be reimbursed by MRG promptly upon delivery of written request accompanied by appropriate documentation with respect to the costs and expenses.

               3.3. PURCHASE OF INVENTORY. In the event MiniMed exercises its right pursuant to Section 2.5 to cause MRG to purchase the Equipment, MRG will also purchase all of MiniMed's then remaining inventory relating to the implantable pump system for an amount equal to MiniMed's cost of such inventory, as reflected in the perpetual inventory system maintained by MiniMed, less a reserve that the parties have agreed upon for excess and obsolescence equal to $1 million. The purchase price for the inventory shall be paid in the manner provided in Section 2.4.

               3.4 ABSENCE OF WARRANTIES. MRG ACKNOWLEDGES THAT MINIMED MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE SUITABILITY, DURABILITY, FITNESS FOR ANY PURPOSE, MERCHANTABILITY, CONDITION, QUALITY OR OTHERWISE OF THE INVENTORY AND THAT MRG IS PURCHASING THE INVENTORY "AS IS." EXCEPT AS PROVIDED IN THIS SECTION 3.4 BELOW, MINIMED SHALL HAVE NO OBLIGATION TO INSTALL, ERECT, TEST, ADJUST, REPAIR OR TAKE BACK ANY OF THE INVENTORY. EXCEPT AS PROVIDED IN THIS SECTION 3.4 BELOW, NO DEFECT, LACK OF MERCHANTABILITY OR SUITABILITY, UNFITNESS FOR ANY PURPOSE OR OTHER CONDITION OR QUALIY OF THE INVENTORY SHALL RELEASE MRG OF THE OBLIGATION TO PAY ANY AMOUNT OR PERFORM ANY OBLIGATION UNDER THIS AGREEMENT.

               MiniMed will afford MRG the opportunity at all reasonable times during the 30 calendar days after the date of this Agreement to inspect the implantable pump inventory. Any items of inventory which are defective or damaged and as to which such defect or damage is discovered during said 30 day period will be excluded from any purchase pursuant to Section 3.1 or 3.3. In the event of a purchase pursuant to Section 3.3 the purchase price will be reduced by the carrying value of the damaged or defective inventory on the books of MiniMed immediately prior to the consummation of any such purchase. If the purchase price has already been consummated at the time the 30 day period expires, the adjustment shall be made in the balance of the promissory note delivered pursuant to Section 2.4, effective as of the date of the note, and MiniMed will sign such acknowledgement or agreement as to the reduction in the principal balance of the note as MRG may reasonably request.

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        4.     WORKING CAPITAL LOANS.

               4.1. LINE OF CREDIT AVAILABLE. MiniMed will make available to MRG from and after the date of this Agreement a line of credit under which MRG will have the right to borrow from MiniMed up to an aggregate of $3 million. Such loans will be made from time to time during the period from the date of this Agreement through December 31, 2001 provided that MRG is not in material default under this Agreement as provided in Section 17, none of the Events of Default referred to the Line of Credit Note (as defined below) has occurred and sufficient collateral for the loans to be made has been pledged pursuant to the Pledge Agreement referred to in Section 4.2. Any such requests from MRG shall specify the amount to be borrowed, which shall be designated in an amount rounded to the nearest $1,000 and shall not be less than $100,000, and MiniMed shall cause the funds being borrowed to be wire transferred to MRG's bank account within three business days after receipt of the written request for the loan in accordance with wire transfer instructions provided by MRG at or prior to the time it requested the loan. In no event shall such requests be made more frequently than once in any one calendar week or twice in any one calendar month.

               4.2. LINE OF CREDIT NOTE. The loans made by MiniMed pursuant to
Section 4.1 shall be evidenced by a promissory note of MRG in the form of
Schedule 4.2(A) hereto (the "Line of Credit Note"), which shall be executed and delivered by MRG to MiniMed prior to MRG's requesting any loans pursuant to
Section 4.1. The Line of Credit Note provides for such loans to bear interest at the rate of 7% per annum with all principal and interest being due December 31, 2001 in a single, lump-sum payment. MiniMed is hereby authorized to record in its books and records and in the schedule annexed to the Line of Credit Note the date and amount of each loan made by MiniMed. The Line of Credit Note will be guaranteed by Alfred E. Mann pursuant to a Guarantee in the form of Schedule 4.2(B) hereto (the Guarantee"), which MRG will cause to be executed and delivered to MiniMed prior to MRG's requesting any loan pursuant to Section 4.1. The guarantee of Mr. Mann will be secured by a pledge of outstanding shares of Common Stock of MiniMed pursuant to a Pledge Agreement in the form of Schedule 4.2(C) hereto which MRG will cause to be executed and delivered to MiniMed with the Guarantee. The Pledge Agreement provides that prior to the date any loan is to be made by MiniMed pursuant to Section 4.1, Mr. Mann will deliver to MiniMed, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, certificates evidencing shares of MiniMed Common Stock having a market value at least equal to 150% of the aggregate amount then being borrowed plus all interest which would accrue thereon through December 31, 2001. For this purpose, "market value" shall mean the average of the closing prices of MiniMed Common Stock on the first 7 of the last 10 trading days next preceding the date of the loan requested by MRG pursuant to Section 4.1. Unless such stock certificates are delivered by Mr. Mann, MiniMed will have no obligation pursuant to Section
4.1 to make any such loan. MRG will not use the proceeds of any such loan to purchase or carry any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

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               5.   LEASE. Concurrently with the execution and delivery of this
Agreement, MiniMed and MRG are entering into a lease with respect to certain space in MiniMed's principal facility that is presently being used for the Implantable Pump Business. At MRG's request and cost MiniMed will provide maintenance services for this space. The obligations of MRG under the Lease will be guaranteed by Mr. Mann pursuant to the Guarantee.

               6. TRANSITION. Effective on the first business day after the date of this Agreement, or on any day within 10 business days thereafter at MiniMed's option, MiniMed will terminate the employ of all of the employees listed in Schedule 5 to this Agreement, constituting all of MiniMed's employees who are working full-time in the Implantable Pump Business. Also effective on that date, MRG will offer employment to all said employees at the same compensation levels and will give such employees credit for years in service under MRG's compensation and benefit programs for the period such employees were employed by MiniMed. All accumulated vacation and ECTO time will be credited to the employee by MRG; MiniMed will pay MRG a lump sum equal to the value of the accumulated vacation and ECTO time at the employees' current hourly rate or salary rate, as the case may be. All stock options granted by MiniMed to such employees shall be amended within 10 days after the date of this Agreement to provide that the options shall remain in full force and effect notwithstanding such termination of employment and will become exercisable at the same times and with respect to the same numbers of shares as is presently provided in said agreements, except that all previously existing provisions relating to the termination of the options in connection with termination of employment of the employee with MiniMed will be amended to provide that such termination provisions apply to the termination of employment of the employee with MRG. MiniMed also agrees, at MiniMed's sole expense, to continue the health insurance benefits of these employees for a period of at least 30 days beyond the date of transfer.

               MiniMed will also make available for a period of six months after the date of this Agreement the services of its supervisorial personnel for shipping, receiving, manufacturing, engineering, stockrooms, materials management, purchasing, quality assurance and document control, all at no cost to MRG. During said six-month period, MiniMed will also provide at no cost to MRG transitional support for the Implantable Pump Business consisting of accounting, finance, information systems, legal (limited to contractual and related matters with third parties as they relate to the transferred activities and business relationship) and payroll. MRG will be responsible for establishing, at its own cost and expense, information systems for its employees separate and apart from, and not compromising the separate integrity of, MiniMed's information systems.

               If employees currently performing Reliability and Quality Engineering functions do not transfer to MRG then, to the extent such employees remain with MiniMed, MiniMed will provide transitional support for these functions equivalent to 75% of full time of two employees for the two functions for a period of three months after the date of this Agreement followed by 25% of full time of two employees for the functions for the next three months. MRG will reimburse MiniMed monthly in arrears on the last day of each calendar month for the

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portion of the salary of such employees that is proportional to the time to be spent (75% or 25%) plus 27 % of such salary.

               MiniMed will allow MRG employees to participate in MiniMed's corporate training program known as "MiniMed University" courses if, as and when offered by MiniMed, on a basis which does not interfere with the implementation of the program for MiniMed employees and MiniMed's program with the State of California Educational Training Panel. MRG shall reimburse MiniMed for that portion of any costs directly related to these courses that equals the proportion of the number of MRG employees attending to all employees attending.

        7. REPRESENTATIONS AND WARRANTIES OF MINIMED. MiniMed hereby represents and warrants to MRG as follows:

               7.1. POWER AND AUTHORITY. MiniMed is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and carry out the terms of this Agreement and every other agreement and document specifically referred to herein to be entered into by it. The execution, performance and delivery of this Agreement and of such other agreements and documents will not violate or constitute an event of default (with or without the giving of notice and/or passage of time) under the terms and provisions of any agreement, document or instrument to which MiniMed is a party or by which MiniMed is bound or a violation of any provision of law or any order, judgment or decree to which MiniMed is subject or by which it is bound. All corporate proceedings required to be taken by or on behalf of MiniMed to authorize it to enter into this Agreement and the other agreements and documents specifically referred to herein have been duly and properly taken. No further consent of any person or entity is required in connection with the execution and delivery of, or the performance by MiniMed of its obligations under, this Agreement or any other agreement or document specifically referred to herein to be entered into by MiniMed.

               7.2. TITLE TO EQUIPMENT AND INVENTORY. MiniMed has good and marketable title to the Equipment and will have, at the time of sale pursuant to
Section 3, good and marketable title to the inventory referred to in Section 3.

               8. REPRESENTATIONS AND WARRANTIES OF MRG. MRG hereby represents and warrants to MiniMed that MRG is a limited liability company duly formed, existing and in good standing under the laws of the State of California. MRG has the requisite power and authority to enter into and carry out the terms of this Agreement and every other agreement and document specifically referred to herein to be entered into by MRG. The execution, performance and delivery of this Agreement and of such other agreements and documents will not violate or constitute an event of default (with or without the giving of notice and/or passage of time) under the terms and provisions of any agreement, document or instrument to which MRG is a party or by which MRG is bound or a violation of any provision of law or any order, judgment or decree to which MRG is subject or by which it is bound. All proceedings required to be taken by or on behalf of MRG to authorize it to enter into this Agreement and the other

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agreements and documents specifically referred to herein have been duly and properly taken. No further consent of any person or entity is required in connection with the execution and delivery of, and the performance by MRG of its obligations under, this Agreement or any other agreement or documents specifically referred to herein to be entered into by MRG.

        9. NO SOLICITATION OF EMPLOYEES Except as provided in Section 6, for a period of five years after the date of this Agreement neither MiniMed nor MRG will actively solicit or induce any employee of the other party to terminate his or her employment by the other party while such employee is employed by the other party or within one year after the termination of the employment of the employee with the other party, whether by the employee or by the other party. Unless agreed to in writing by the other Party hereto, in the event that either MiniMed or MRG receives, without solicitation, an application from an employee of the other party for an open position and the party receiving said application hires said employee the party hiring the employee will pay the other party a fee equal to 25% of the employee's annual salary.

        10. NOTICES Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (a) if personally delivered, when so delivered, (b) if mailed, seventy-two (72) hours after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below or (c) if given by telex or telecopier, when such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received:

        If to MiniMed:

               MiniMed Inc.
               12744 San Fernando Road
               Sylmar, California 91342
               Attention:  General Counsel
               Telephone No.:  (818) 362-5958
               Telecopier No:  (818) 367-1460

        With a copy to:
               Gibson, Dunn and Crutcher LLP
               333 South Grand Avenue
               Los Angeles, CA 90071
               Attention: Roy J. Schmidt
               Telephone No.: (213) 229-7000
               Telecopier No.: (213) 229-7520

        If to Medical Research Group, LLC:

               Medical Research Group, LLC
               12744 San Fernando Road
               Sylmar, California 91342
               Attention:  President

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               Telephone No.:  (818) 362-8084
               Telecopier No:  (818) 364-2647

        With a copy to:

               Lyon & Lyon LLP
               633 W. Fifth Street, Suite 4700
               Los Angeles, California 90071-2066
               Attention:  Roy L. Anderson, Esq.
               Telephone No.:  (213) 955-0304
               Telecopier No:  (213) 955-0440

        11. ASSIGNMENT. Neither party shall be entitled to assign its rights or to delegate its duties under this Agreement, whether by law or otherwise, without the express written consent of the other party except that either party may assign this Agreement to (a) a wholly owned subsidiary of said party, or (b) a third party who acquires either party by merger or acquisition of 80% or more of the outstanding capital stock of said party, or (c) a third party who acquires all or substantially all of the assets of either party, so long as the assignee agrees to assume all of the obligations of said party under this Agreement.

        12. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

        13. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by MiniMed or MRG in this Agreement shall survive the date hereof and any investigations, inspections, examinations or audits made by or on behalf of any party hereto.

        14. ENTIRETY. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement, except the Mutual Nondisclosure Agreement between the parties with an effective date of January 2, 1996 and the Implantable Pump License and Distribution Agreement and the License Option and Exclusive Marketing Agreement between the parties both dated the date as this Agreement.

        15. AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms and conditions hereof may be modified, only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance. No supplement, modification, waiver or termination of this Agreement shall be valid unless it has been reduced to writing and executed by the party to be bound thereby. The failure of a party at any time or from time to time to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or considered as a further or continuing waiver of any other provision of this Agreement.

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        16.    SETTLEMENT OF DISPUTES.

        16.1 DISPUTES AND ARBITRATION. Unless the relief sought requires the granting of equitable relief pursuant to Section 16.1.1, below, any dispute or controversy (whether based upon the law of torts or of contracts) arising in connection with this Agreement, including (a) disputes relating to the formation of this Agreement or the performance, interpretation, enforcement, application or validity of its provisions, and (b) issues that may be based upon or arise out of disputes that MRG or MiniMed has with third parties, shall upon the demand of either party hereto be resolved by arbitration held at Los Angeles, California, in accordance with the arbitration procedures established by the Rules of Commercial Arbitration of the American Arbitration Association, except as otherwise provided herein.

              16.1.1 INTERIM COURT RELIEF. If in connection with any such dispute or controversy either party seeks the issuance of a temporary restraining order or the granting of preliminary injunctive relief, the court shall have the right and power to grant the requested relief on a temporary basis pending the resolution of factual issues by arbitration in accordance with
Section 16.1.2, and to thereafter enforce any award made in such arbitration proceedings.

              16.1.2 CONDUCT OF ARBITRATION. The following principles and conditions will apply in all arbitration proceedings conducted pursuant to this
Agreement:

              A. During the thirty (30) days following the date that the written notice is given by either party demanding the submission of the dispute to arbitration, MRG and MiniMed will endeavor to select three independent arbitrators having no substantial economic or other material relationship with either MRG or MiniMed. If the issue in dispute involves matters of patents, licensing or technology, the arbitration panel shall include at least two persons who are knowledgeable in such matters. If the parties cannot mutually agree on the three arbitrators within such thirty (30)-day period, then each party will, within seven (7) days after the expiration of such thirty (30)-day period, select one independent arbitrator and those two arbitrators shall select the third independent arbitrator.

              B. Discovery of evidence shall be conducted expeditiously by the parties and in accordance with the general principles embodied in the California Civil Discovery Act. To the extent that it is necessary, either party may apply to a court of competent jurisdiction for assistance in obtaining discovery of evidence for presentation to the arbitrators.

              C. The arbitrators shall issue findings of fact and conclusions of law.

              D. The arbitration will be conducted as a case would be represented to a trial court without a jury. The arbitrators in their discretion may hear any type of evidence, including hearsay evidence. The arbitrators shall render a written decision, setting forth their findings of fact and the principles upon which they relied in making their award and that decision will be final and binding on the parties.

              16.1.3 AWARD BECOMING FINAL. An arbitration award from which an appeal is not taken within such thirty (30) day period shall be conclusive and binding on each party and may be enforced by a court of competent jurisdiction.

              16.2 COSTS OF ENFORCEMENT. Should any action or proceeding be necessary to construe or enforce this Agreement or any arbitration award made pursuant to Section 16.1, above, then the party prevailing in any such action or proceeding shall be entitled to recover all court costs and reasonable attorneys' fees, to be fixed by the court and taxed as part of any judgment entered therein, and the costs and fees incurred in enforcing or collecting any such judgment.

        17. EFFECT OF DEFAULT. No misrepresentation or breach of warranty or covenant by either party under this Agreement shall excuse the performance of any obligation of the other party or give the other party the right to terminate this Agreement unless such default is material to the Agreement taken as a whole. For this purpose any failure to pay money shall be deemed material if and only if:

               (a) the money is not paid when due and such failure to pay is not cured within 30 days after delivery of written notice from the other party of the default; and

               (b) the amount involved exceeds $25,000.

For this purpose the Implantable Pump License and Distribution Agreement referred to in Section 1, the Lease referred to in Section 5 of this Agreement and the License Option and Contingent Exclusive Marketing Agreement between the parties dates as of the same date as this Agreement shall be considered completely separate agreements. No default under any such other documents shall affect the rights and obligations of the parties under this Agreement, and no default under this Agreement shall affect the rights and obligations of the parties under those other documents. Nothing in this Section 17 is intended to amend or affect in any way the terms of the Secured Promissory Note referred to in Section 2.4 or the Line of Credit Note.

        18. GOVERNING LAW. The validity, construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made between residents of that State and to be performed wholly within that State.

        19. HEADINGS. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

        20. THIRD PARTIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than MiniMed or MRG any rights or remedies under or by reason of this Agreement.

        21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        22.    JURISDICTION.

        22.1 ACCEPTANCE OF JURISDICTION. Each party hereto irrevocably submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement. Any arbitration proceedings according to Section 16.1 shall be conducted in the City of Los Angeles. To the fullest extent it may effectively do so under applicable law, each party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        22.2 ENFORCEMENT OF JUDGMENT. Each party hereto agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to hereinabove brought in any such court shall be conclusive and binding upon such person and its successors and assigns and may be enforced in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which such person is or may be subject) by a suit upon such judgment.


        22.3 EFFECT ON ARBITRATION. Nothing in this Section 22 shall be construed to limit the force or effect of Section 16.

        23. ATTORNEYS' FEES. In the event of any litigation or arbitration arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its court costs and reasonable attorneys' fees, including such costs and fees incurred in connection with any appeal or other similar proceeding.


MEDICAL RESEARCH GROUP, LLC,                          MINIMED INC.
a California limited liability company

By AEM MiniMed Corp., its Managing Member             By:  /s/ TERRANCE H. GREGG
                                                           -------------------------------------
                                                           Terrance H. Gregg
        By: /s/ ALFRED E. MANN                             President and Chief Operating Officer
            --------------------------------
               Alfred E. Mann
               President                               By:  /s/ ERIC S. KENTOR
                                                           -------------------------------------
                                                           Eric S. Kentor
        By: /s/ RONALD LEBEL                               Senior Vice President and
            ---------------------------------              General Counsel
            Ronald Lebel
            President, MRG, LLC